SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)            July 31, 2003

EarthShell Corporation

(Exact name of registrant as specified in charter)

Delaware	333-13287	77-0322379
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

800 Miramonte Drive Santa Barbara, California 93109		90245
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (805) 897-2248

(Former name or former address, if changed since last report)

Item 4.  Changes in Registrant’s Certifying Accountant

EarthShell Corporation (the “Company”) engaged Farber & Hass, LLP (“Farber & Hass”) as its new independent accountants as of July 31, 2003.  Prior to such date, the Company did not consult with Farber & Hass regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered by Farber & Hass on the Company’s financial statements, or (iii) any other matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item)or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2003

EARTHSHELL CORPORATION

	By:	/s/ D. Scott Houston
		Name:	D. Scott Houston
		Title:	Chief Financial Officer